EXHIBIT 99.2
                              THE YORK GROUP, INC.

                   1996 INDEPENDENT DIRECTOR STOCK OPTION PLAN

                                    ARTICLE I
                                     PURPOSE

        The York Group, Inc., a Delaware corporation (the "Company"), is dependent for the successful conduct of its business on the initiative, effort and judgment of its directors. This 1996 Independent Director Stock Option Plan (the "Plan") is intended to provide the independent directors of the Company additional compensation for their service as directors and an incentive, through options to acquire stock in the Company, to increase the value of the Company's Common Stock, par value $0.01 per share ("Common Stock").

                                   ARTICLE II
                                 ADMINISTRATION

        The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to the express provisions of the Plan and the policies of each stock exchange on which any of the Company's stock at any time may be traded, the Board shall have plenary authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries. No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction under the Plan.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

        Under the Plan each Eligible Director (as defined below) shall, effective as of the later of (a) the effectiveness of a registration statement covering shares of Common Stock, and (b) the date of his initial election to the Board, be granted a stock option to purchase from the Company 5,000 shares of Common Stock, and effective as of the date of each reelection to the Board, be granted a stock option to purchase from the Company 2,500 shares of Common Stock, at a price determined as set forth in ARTICLE IV below. A person shall be an "Eligible Director" if such person (a) is not, or has not been, an employee of the Company and (b) does not receive remuneration, either directly or indirectly, in any capacity other than as a director. For purposes of this Article, remuneration includes any payment in exchange for goods or services and is deemed to be paid to the director if paid to the director personally or to an entity in which the director has a beneficial ownership interest of greater than 25%.

                                   ARTICLE IV
                     TERMS AND CONDITIONS OF STOCK OPTIONS;
                       STOCK OPTION PRICE; TRANSFERABILITY

        (a) Each stock option granted under the Plan shall be evidenced by a Director Stock Option Agreement (the "Agreement") in such form as may be hereafter approved by the Board on the advice of counsel to the Company. The Agreement shall be executed by the Company and the optionee. The sale of the shares issued on the exercise of a stock option by any person subject to Section 16 of the 1934 Act shall not be allowed until at least six months after the later of (i) the approval of this Plan by the stockholders of the Company in accordance with ARTICLE VIII hereof or (ii) the grant of the stock option. Such determination for each stock option is to be made prior to or at the time that stock option is granted.

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        (b) The per share stock option price shall be an amount equal to the
Fair Market Value (as defined below) of the Common Stock on the date of grant of the stock option. In no event shall the stock option price be less than the par value of the Company's Common Stock.

        (c) Except as set forth below, the stock options granted hereunder shall not be transferable otherwise than by will or operation of the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. During the lifetime of the optionee, stock options granted hereunder shall be exercisable only by the optionee, the optionee's guardian or legal representative. In addition to non-transferable stock options, the Board may allow stock options to be granted that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Board may also amend outstanding options to provide for such transferability.

        (d) No stock option granted hereunder shall be exercisable unless the Plan and all shares issuable on the exercise thereof have been registered under the Securities Act of 1933, as amended (the "1933 Act") and all other applicable securities laws, and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, or the Company shall have first received the opinion of its counsel that registration under the 1933 Act and all other applicable securities laws is not required in connection with such issuance. At the time of exercise, if the shares with respect to which the stock option is being exercised have not been registered under the 1933 Act and all other applicable securities laws, the Company may require the optionee to provide the Company whatever written assurance counsel for the Company may require that the shares are being acquired for investment and not with a view to the distribution thereof, and that the shares will not be disposed of without the written opinion of such counsel that registration under the 1933 Act and all other applicable securities laws is not required. Share certificates issued to the optionee upon exercise of the stock option shall bear a legend to the foregoing effect to the extent counsel for the Company deems it advisable.

        (e) For purposes of the Plan, the term "Fair Market Value" on any date shall mean (i) if the Common Stock is not listed or admitted to trade on a national securities exchange and if bid and asked prices for the Common Stock are not so furnished through NASDAQ or a similar organization, the value established by the Board for purposes of the Plan; (ii) if the Common Stock is listed or admitted to trade on a national securities exchange or national market system, the closing price of the Common Stock, as published in the WALL STREET JOURNAL, so listed or admitted to trade on such date or, if there is no trading of the Common Stock on such date, then the closing price of the Common Stock on the next preceding date on which there was trading in such shares; or (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange or national market system, the mean between the bid and asked price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. In addition to the above rules, Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

                                    ARTICLE V
                   SHARES SUBJECT TO PLAN AND DURATION OF PLAN

        The Plan shall expire and terminate on the earlier of (i) the date ten years from the effective date of this Plan, or (ii) the date on which there have been granted to Eligible Independent Directors pursuant to the Plan stock options to purchase an aggregate of 50,000 shares of the Common Stock. No individual may be granted options to purchase more than 15,000 shares under the Plan. Shares subject to stock options under the Plan may be either authorized and unissued shares or issued shares that have been acquired by the Company and held in its treasury, in the sole discretion of the Board. When stock options have been granted under the Plan and have lapsed unexercised or partially unexercised or have been surrendered for cancellation by the optionee thereof, the unexercised shares which were subject thereto may be reoptioned under the Plan.

                                   ARTICLE VI

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                                   ADJUSTMENTS

        (a) ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. Subject to any required action by the Company's directors and stockholders, the number of shares provided for in each outstanding stock option and the price per share thereof, and the number of shares provided for in the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Company's Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock), a stock split, a reverse stock split, or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, and shall also be proportionately adjusted in the event of a spin-off, spin-out, or other distribution of assets to stockholders of the Company, to the extent necessary to prevent dilution of the interests of grantees pursuant to the Plan or of the other stockholders of the Company, as applicable. If the Company shall engage in a merger, consolidation, reorganization or recapitalization, each outstanding stock option (or if such transaction involves less than all of the shares of the Company's Common Stock, then a number of stock options proportionate to the number of such involved shares), shall become exercisable for the securities and other consideration to which a holder of the number of shares of the Company's Common Stock subject to each such stock option would have been entitled to receive in any such merger, consolidation, reorganization or recapitalization.

        (b) SIGNIFICANT EVENT. In the event of a potential merger or consolidation involving the Company regardless of whether the Company is the surviving entity of such merger or consolidation, a potential liquidation or dissolution of the Company, a potential sale or other disposition by the Company of all or substantially all of its assets, or a potential sale or other disposition by the stockholders of the Company of all or substantially all of the outstanding Common Stock to one purchaser (any such merger, consolidation, liquidation, dissolution, or sale being referred to herein as a "Significant Event"), then the Company shall have the option of terminating all outstanding stock options upon the actual occurrence of the Significant Event, by notice to all optionees at least 15 days before the occurrence of the Significant Event. Any exercise by an optionee in these circumstances may be conditioned upon the occurrence of the Significant Event. Upon the actual occurrence of the Significant Event, each outstanding stock option shall terminate if the Company exercises its option under this paragraph (b). If the potential Significant Event does not in fact occur for any reason, then the Company's exercise of its option under this paragraph (b) shall have no effect and his or her rights will be the same as if the Company had never exercised its option under this paragraph (b).

        (c) CHANGE OF PAR VALUE. In the event of a change in the Company's Common Stock which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

        (d) MISCELLANEOUS. The adjustments provided for in this Article shall be made by the Board whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Article, the holder of a stock option shall not be entitled to the privilege of stock ownership as to any shares of Common Stock or other stock not actually issued and delivered to the holder. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to the number or price of shares of the Company's Common Stock subject to any stock option. The grant of a stock option pursuant to the Plan shall not affect in any way the right or power of the Company to, among other things, make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve or liquidate or sell or transfer all or any part of its business or assets.

                                   ARTICLE VII
                           AMENDMENT OR DISCONTINUANCE

        The Board may at any time and from time to time amend the Plan, as it shall deem advisable, provided that the Plan may not be amended more than once every six months, other than to comport with changes in the Code,

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ERISA, or the rules thereunder. In addition to Board approval of any amendment to the Plan, if the Board further determines on advice of counsel that it is necessary or desirable to obtain stockholder approval of any amendment to the Plan in order to comply with Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rule, as it shall read as of the time of amendment, or for any other reason, then the effectiveness of any such amendment may be conditioned upon its approval by the holders of a majority of the outstanding voting stock of the Company (voting as a single class), and entitled to vote on, and voted for or against approval of, the amendment at a meeting of such stockholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated, or such other stockholder approval as may be specified by the Board.

        No change may be made in, and no amendment, rescission, suspension or termination of the Plan shall have an effect on, stock options previously granted under the Plan which may impair or alter the rights or obligations of the holders thereof, except that any change may be made in stock options previously granted with the consent of the optionees.

                                  ARTICLE VIII
                      EFFECTIVE DATE; STOCKHOLDER APPROVAL

        The Plan shall be effective as of January 24, 1996, the date on which it received the approval of a majority of the disinterested members of the Board. However, the Plan and all stock options granted under the Plan shall be void if the Plan is not approved by the stockholders within 12 months from the date the Plan is approved by the Board. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative votes of the holders of a majority of the outstanding voting stock of the Company present, or represented, and entitled to vote at a meeting of such stockholders duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated. No stock option granted under the Plan shall be exercisable in whole or in part unless and until such stockholder approval is obtained.